                                                                      Exhibit 21

SUBSIDIARIES OF OVERSEAS PARTNERS LTD.

                                                                 Jurisdiction of
Entity                                                           Incorporation
------                                                           ---------------
Overseas Partners Re Ltd.                                        Bermuda

Overseas Partners Cat Ltd.                                       Bermuda

Overseas Partners Assurance Ltd.                                 Bermuda

OPL Group Investment Ltd                                         Bermuda

Overseas Holdings Ltd.                                           Bermuda

OP Re Ltd.                                                       Bermuda

Overseas Partners Credit, Inc.                                   Cayman Islands

Overseas Partners (Cayman) Ltd.                                  Cayman Islands

Overseas Partners Capital Corp.                                  Delaware

Copley One LLC.                                                  Massachusetts

Copley Place Associates, LLC.                                    Massachusetts

Overseas Partners Capital Massachusetts Business Trust           Massachusetts

Copley One Business Trust                                        Massachusetts

Copley Place Corp., Inc.                                         Delaware

KMS II Realty Limited Partnership                                Delaware

OPL Funding Corp.                                                Delaware

Overseas Alliance Insurance Agency, Inc.                         Delaware

Overseas Capital Co.                                             Delaware

Overseas Management, Inc.                                        Massachusetts

Overseas Partners (333), Inc.                                    Illinois

Overseas Partners (AFC), Inc.                                    Georgia

Overseas Partners Capital (Illinois), Inc.                       Delaware

Overseas Partners Capital (Massachusetts), Inc.                  Massachusetts

Overseas Partners (Madison Plaza), Inc.                          Delaware

Overseas Partners (Madison Plaza) LLC                            Illinois

OP Shipper's Insurance Agency, Inc.                              Delaware

Overseas Partners US Holding Company                             Delaware

Overseas Partners US Reinsurance Company                         Delaware

OP-US Consulting, Inc.                                           Pennsylvania

OP Re Ireland Holdings Limited                                   Ireland

OP Re Ireland Limited                                            Ireland